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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported):  DECEMBER 14, 2006


                              LAS VEGAS SANDS CORP.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


                001-32373                               27-0099920
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          (Commission File Number)           (IRS Employer Identification No.)


       3355 LAS VEGAS BOULEVARD SOUTH
             LAS VEGAS, NEVADA                            89109
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   (Address of principal executive offices)             (Zip Code)


                                 (702) 414-1000
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

             The information filed under this Item shall also be deemed to be filed under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant."

             On December 14, 2006, three subsidiaries of Las Vegas Sands Corp. ("LVSC"), Las Vegas Sands, LLC ("LVS"), Venetian Casino Resort, LLC ("Venetian") and Lido Casino Resort, LLC ("LCR", and together with LVS and Venetian, the "Borrowers") entered into an FF&E Facility credit agreement (the "Credit Agreement") governing their $142.934 million senior secured credit facility with General Electric Capital Corporation, as administrative agent for the lenders. The credit facility consists of a $7.934 million term funded loan and a $135.0 million term delayed draw loan. The term delayed draw loan commitment terminates December 31, 2007.

             The term funded loan was drawn at closing and provided the Borrowers approximately $7.934 million in proceeds. These proceeds were used to refinance an existing FF&E loan provided by General Electric Capital
Corporation. The proceeds provided by the term delayed draw loan, $37.581 million of which was drawn at closing, may be used by the Borrowers to finance and/or refinance the acquisition of certain fixtures, furniture and equipment for The Palazzo Resort Hotel Casino, which is currently under construction, and The Venetian Resort Hotel Casino.

             The indebtedness under the Credit Agreement is guaranteed by certain domestic subsidiaries of VCR (collectively, the "Guarantors"). The
Borrowers' obligations under the Credit Agreement are secured by a first priority security interest in the fixtures, furniture and equipment financed or refinanced under the Credit Agreement.

             Borrowings under the Credit Agreement bear interest, at the Borrowers's option, at either an adjusted Eurodollar rate or at a base rate, plus an applicable margin. The initial applicable margin is 1.00% per annum for loans accruing interest at the base rate, and 2.00% per annum for loans accruing interest at the adjusted Eurodollar rate. These spreads may be reduced by 0.25% under certain circumstances. The Borrowers will also pay a commitment fee of 0.50% per annum on the undrawn amount of the term delayed draw loan.

             The term delayed draw loan matures in June 2011 and the term funded loan matures in October 2008. As to the term funded loan, Borrowers are required to make principal payments in seven quarterly installments, commencing January 1, 2007, in an amount equal to $600,000 each, with the remaining principal balance due on October 1, 2008. As to the term delayed draw loan, Borrowers are required to make principal payments in quarterly installments commencing April 1, 2008, in an amount equal to 5.00% of the aggregate principal amount of the term delayed draw loan outstanding on April 1, 2008, with the remainder due in four equal quarterly installments ending on the

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maturity  date.  The Credit  Agreement  also  requires  the  Borrowers  to make mandatory prepayments of the loans under certain specified circumstances.

             The Credit Agreement contains affirmative and negative covenants customary for such financings, including limitations on liens, indebtedness, investments, dividends and restricted payments, transactions with affiliates and acquisitions and sales of assets. The Credit Agreement also requires the Borrowers to comply with certain financial covenants, including ratios of EBITDA to interest expense and total indebtedness to EBITDA, as well as limiting maximum capital expenditures.

             The Credit Agreement contains events of default customary for such financings, including, but not limited to, nonpayment of principal, interest, fees or other amounts when due; breach of covenants; failure of any representation or warranty to be true in all material respects when made or deemed made; cross default and cross acceleration provisions; change of control; dissolution; insolvency; bankruptcy events; material judgments; actual or asserted invalidity of the guarantees or security documents; and loss of certain government gaming licenses or permits. Some of these events of default allow for grace periods and/or have materiality thresholds.

             General Electric Capital Corporation and its affiliates have performed financial advisory, lending and/or commercial banking services for LVSC and its affiliates from time to time, for which they have received customary compensation, and may do so in the future.



ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

             The  disclosures   under  "Item  1.01  -  Entry  Into  a  Material
Definitive Agreement" above are incorporated under this Item 2.03.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  December 20, 2006


                                    LAS VEGAS SANDS CORP.


                                    By: /s/ Robert P. Rozek
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                                        Name:  Robert P. Rozek
                                        Title: Senior Vice President and
                                               Chief Financial Officer